UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 27, 2012

AWG INTERNATIONAL WATER CORPORATION

(Exact Name of registrant as specified in its Charter)

Nevada	333-141927	20-4047619
(State of Incorporation)	Commission File No.	(IRS Employer Identification No.)

7721 East Trent Ave., Spokane Valley, WA	99212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number:  (509)474-9451

MIP SOLUTIONS, INC.

3773 W. 5th Ave., Ste. 301, Post Falls, ID 83854

 (Registrant's former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities

On June 27, 2012, the company offered and sold 787,500 Units comprised of one (1) share of common stock and one (1) common stock purchase warrant for Four ($0.04) Cents per Unit.  The warrants are exercisable at Six (0.06) Cents per share. The common stock purchase warrant is subject to the Company's call if the stock trades above Eight Cents per share and there is an effective registration statement registering the common stock underlying the warrants. The Units were sold to one (1) accredited investor in private non-public transactions.  Additionally, 2,725,000 common stock purchase warrants were exercised for $0.06 Cents per share.

The Company relied on the transaction exemption afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D Rule 506.  The Units and common shares underlying the warrants are restricted securities which may not be publicly sold unless registered for resale with the Securities and Exchange Commission or exempt from the registration requirements of the Securities Act of 1933, as amended. The shares are subject to additional resale restrictions because the company is classified as a shell company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AWG International Water Corporation

Dated: June 27, 2012

By:   Jeff Lamberson

Title: President